Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

FOR IMMEDIATE RELEASE	IR Contacts: Stephanie Krewson-Kelly 443-285-5453 stephanie.kelly@copt.com	Michelle Layne 443-285-5452 michelle.layne@copt.com

COPT Launches Tender Offer for Senior Notes due 2023

COLUMBIA, MD March 3, 2021 − Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced that its operating partnership, Corporate Office Properties, L.P. (the “Issuer”), has commenced a cash tender offer for any and all of the Issuer’s 3.600% Senior Notes due 2023, CUSIP No. 22003B AG1, fully and unconditionally guaranteed by COPT (the “Notes”) on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). On the date hereof, there were $350,000,000 aggregate principal amount of the Notes outstanding. The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.600% Senior Notes due 2023	22003B AG1	$350,000,000	0.125% U.S. Treasury Notes due May 15, 2023	FIT5	30 bps

Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or prior to the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration (as defined below). In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for the Notes. The Issuer expects the Settlement Date to occur on March 11, 2021. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Offer will expire at 5:00 p.m., New York City time, on March 9, 2021 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Issuer. The Notes tendered may be withdrawn at any time at or prior to the Expiration Time by following the procedures described in the Offer to Purchase.

The Issuer’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Issuer’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Issuer’s receipt of aggregate proceeds from a proposed debt financing, on terms satisfactory to the Issuer. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer will be determined in the manner described in the Offer Documents by reference to the fixed spread specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on March 9, 2021, unless extended. None of the Issuer, the dealer manager, the information agent, the tender agent, the trustee for the Notes, or any of their respective affiliates makes any recommendation as to whether Holders should tender Notes in response to the Offer. Each Holder must make his, her or its own decision as to whether to tender Notes and, if so, as to what principal amount of Notes to tender.

The Issuer has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Issuer has retained Wells Fargo Securities, LLC (“Wells Fargo Securities”) as the dealer manager for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King, at (866) 530-8635 or ofc@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/ofc. Questions regarding the terms of the Offer should be directed to Wells Fargo Securities at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or via the email address liabilitymanagement@wellsfargo.com.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such state or jurisdiction. In any state or jurisdiction in which the securities laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuer by Wells Fargo Securities, LLC or one or more registered brokers or dealers that are licensed under the laws of such state or jurisdiction.

About COPT

COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2020, the Company derived 87% of its core portfolio annualized rental revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of the same date and including 17 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 179 office and data center shell properties encompassed 20.8 million square feet and was 95.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Source: Corporate Office Properties Trust